Exhibit 1.1

BUCKEYE PARTNERS, L.P.

1,500,000 Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

March 1, 2006

UNDERWRITING AGREEMENT

March 1, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 1,500,000 units (the “Firm Units”) representing limited partner interests (the “Units”) of the Partnership.  In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 225,000 Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Offered Units.”  The Offered Units are described in the Prospectus which is referred to below.

Buckeye GP LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership.

MainLine Sub LLC, a Delaware limited liability company (“MainLine Sub”), owns 100% of the General Partner.

Buckeye Pipe Line Company, L.P., a Delaware limited partnership (“Buckeye Pipe Line”), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership (“BPH”), Everglades Pipe Line Company, L.P., a Delaware limited partnership (“Everglades”), Laurel Pipe Line Company, L.P., a Delaware limited partnership (“Laurel”), Wood River Pipe Lines LLC, a Delaware limited liability company (“Wood River”), Buckeye Pipe Line Transportation LLC, a Delaware limited liability company (“Transportation”) and Buckeye NGL Pipe Lines LLC, a Delaware limited liability company (“NGL”), are herein sometimes referred to collectively as the “Operating Subsidiaries” and individually as an “Operating Subsidiary.”  Buckeye Pipeline, BPH, Everglades and Laurel are herein sometimes referred to collectively as the “Operating Partnerships” and individually as an “Operating Partnership.”

Buckeye Terminals, LLC, a Delaware limited liability company (“BT”), Norco Pipe Line Company, LLC, a Delaware limited liability company (“Norco”), Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company (“BGC I”), Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company (“BGC II”), Gulf Coast/Products GP Holding LLC, a Delaware limited liability company (“Gulf Coast GP LLC”) and Ferrysburg Terminal, LLC, a Delaware limited liability company (“Ferrysburg”), are herein sometimes referred to collectively as the “LLC Subsidiaries.”

Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership (“BGC”), Buckeye Products Pipe Line, L.P., a Delaware limited partnership (“BPP”), Gulf Coast Pipe Line, L.P., a Delaware limited partnership (“GCP”) and Gulf Coast/Products Holding L.P., a Delaware limited partnership (“Gulf Coast LP”), are herein sometimes referred to collectively as the “LP Subsidiaries.”

The Operating Subsidiaries, the LLC Subsidiaries and the LP Subsidiaries are herein sometimes referred to collectively as the “Subsidiaries.”

The Partnership, through its Operating Subsidiaries, owns a minority interest in each of West Texas LPG Pipeline, L.P., a Texas limited partnership (“West TX LPG”), West Shore Pipe Line Company, a Delaware corporation (“West Shore”) and Muskegon Pipeline LLC, a Delaware limited liability company (“Muskegon”), a majority interest in WesPac Pipelines-San Diego LLC, a Nevada limited liability company (“WesPac SD”), WesPac Pipelines-Austin, LLC, a Nevada limited liability company (“WesPac Austin”), WesPac Pipelines-San Jose, LLC, a Nevada limited liability company (“WesPac SJ”) and WesPac Pipelines-Memphis LLC, a Nevada limited liability company (“WesPac Memphis”), and a 100% interest in WesPac Pipelines-Reno LLC, a Nevada limited liability company (“WesPac Reno” and together with WesPac SD, WesPac Austin, WesPac SJ, and WesPac Memphis, the “WesPac Entities.”)

The Partnership, the General Partner and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”  The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the “Partnership Group.”

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-3 (File Nos. 333-116540 and 333-127868) under the Act (the “registration statements”), including prospectuses, which registration statement incorporate by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act.  Such registration statements, as so amended, have become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-3 (File No. 333-127868) which combined the two registration statements, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statements at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Offered Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Offered Units, copies of one or more Basic Prospectuses, and the documents incorporated by reference therein, relating to the Offered Units.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Partnership and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus on file with the Commission at the time marketing efforts are initiated with respect to the Offered Units and any basic prospectus furnished to you by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Offered Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Offered Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Offered Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Pricing Information,” as used herein, means (i) the number of Offered Units offered for sale pursuant to the Prospectus and (ii) the public offering price per Unit, as reflected on the cover page of the Prospectus Supplement.

“Applicable Time” means 8:50 A.M., New York City time, on March 2, 2006.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free

Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

Prior to the date hereof, the Partnership acquired an approximately 350-mile natural gas liquids pipeline system (the “NGL Assets”) from BP Pipelines (North America) Inc. (“BP”) pursuant to the Purchase Agreement entered into and effective as of November 23, 2005, between NGL and BP (the “NGL Purchase Agreement”).  In connection therewith, the following ancillary agreements were entered into:

(i)            the Transition Services Agreement dated January 31, 2006, between NGL and BP (the “Transition Services Agreement”);

(ii)           the Assignment and Assumption Agreement dated January 31, 2006, between NGL and BP (the “Assignment and Assumption Agreement”);

(iii)          the Back-to-Back Agreements dated January 31, 2006, between NGL and BP (the “Back-to-Back Agreements”), relating to the Throughput Agreement dated as of June 18, 1993 between North American Resources Company and Amoco Pipeline Company, and the Connection Agreement dated as of November 12, 1997 between Fuels NGL Pipelines, Inc. and Amoco Pipeline Company; and

(iv)          various bills of sale, assignments, conveyances and related documents (collectively, the “NGL Conveyances”).

The transactions contemplated under the NGL Purchase Agreement, together with the transactions contemplated under the instruments listed in (i) through (iv) are collectively referred to herein as the “Transactions”.  The NGL Purchase Agreement, the Transition Services Agreement, the Assignment and Assumption Agreement, the Back-to-Back Agreements and the NGL Conveyances are collectively referred to herein as the “Transaction Documents”.

The Partnership, the General Partner and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, in each case at a purchase price of $42.77 per Unit.  The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per share to be paid by the Underwriters to the Partnership for the Firm Units.  The Over-Allotment Option may be exercised by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as Merrill Lynch may determine to eliminate fractional Units).

2.             Payment and Delivery.  Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 9:00 A.M., New York City time, on March 7, 2006 (unless another time shall be agreed to by you and the Partnership.  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units.  Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Offered Units shall be made at the offices of Andrews Kurth LLP at 600 Travis, Suite 4200, Houston, Texas 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3.             Representations and Warranties.  The Partnership and the General Partner, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)           Effectiveness of Registration Statement.  The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Offered Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Offered Units; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the General Partner or the Partnership, are contemplated by the Commission;

(b)           Compliance with Securities Act; Use of Form S-3; Misleading Statements.  The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus, if any, complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the Applicable Time, the Disclosure Package when taken together with the Pricing Information will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)           Use of Permitted Free Writing Prospectuses.  Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Offered Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Basic Prospectus and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Offered Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Offered Units contemplated hereby is solely the property of the Partnership;

(d)           NASD Compliance.  In accordance with Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers, Inc. (the “NASD”), the Offered Units have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e)           Formation, Good Standing and Qualification of the General Partner, Wood River, Transportation and NGL.  Each of the General Partner, Wood River, Transportation and NGL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) ((i) or (ii) a “Material Adverse Effect”).

(f)            Formation, Good Standing and Qualification of Services Company.  Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(g)           Formation, Good Standing and Qualification of the Partnership, Operating Partnerships and the LP Subsidiaries.  Each of the Partnership, the Operating Partnerships and the LP Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and, with respect to the Partnership, to execute and deliver this Agreement and to perform its obligations under the Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h)           Formation, Good Standing and Qualification of the LLC Subsidiaries.  Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(i)            Existence, Good Standing and Qualification of the Joint Ventures.  To the knowledge of the General Partner and the Partnership, (i) West Shore is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full corporate power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (ii) West TX LPG is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation with full partnership power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (iii) Muskegon is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation with full limited liability company power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each of West Shore, West TX LPG and Muskegon is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(j)            Ownership of the General Partner.  MainLine Sub is the sole member of the General Partner, with a limited liability company interest in the General Partner of 100%; such limited liability company interests are the only limited liability company interests of the General Partner issued and outstanding; and such limited liability company interests of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable.

(k)           Ownership of Services Company. All the outstanding Offered Units of capital stock of Services Company are owned by Buckeye Pipe Line Employee Stock Ownership Plan Trust free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, “Liens”), except for the pledge of such Offered Units in connection with the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust’s (“ESOP Trust”) 3.60% Senior Secured Notes due 2011 (the “ESOP Notes”).

(l)            Ownership of the Partnership.

(i)            General Partner Interests.  The General Partner is the sole general partner of the Partnership, with an approximate 1% general partner interest in the Partnership, which is represented by 243,914 units; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens.

(ii)           Limited Partner Interests.  The limited partners of the Partnership hold Units in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented as of February 28, 2006 and excluding the Offered Units, by (i) 35,487,348 publicly-traded Units (representing an approximate 93.0% limited partner interest), (ii) 2,359,098 Units (representing an approximate 6.2% limited partner interest) owned by Services Company (the “Service Company LP Units”) and (iii) 80,000 Units (representing an approximate 0.2% limited partner interest) owned by MainLine Sub (the “MainLine Sub LP Units”); such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); and the Services Company LP Units are owned free and clear of any Liens, except for the pledge of such Units in connection with the ESOP Notes and the MainLine Sub LP Units are owned free and clear of any Liens.

(m)          Ownership of the Operating Partnerships.

(i)            General Partner Interests.  The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of 1% (other than BPH, which is slightly less than 1%); such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued, and such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens.

(ii)           Limited Partner Interests.  The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99% (other than BPH, which is slightly more than 99%); such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued pursuant to the respective entity’s agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

(n)           Ownership of Wood River.  The Partnership is the sole member of Wood River, with a limited liability company interest in Wood River of 100%; such limited liability company interests are the only limited liability company interests of Wood River issued and outstanding; all of the outstanding limited liability company interests of Wood River have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Wood River are owned by the Partnership free and clear of any Liens.

(o)           Ownership of Transportation.  The Partnership is the sole member of Transportation, with a limited liability company interest in Transportation of 100%; such limited liability company interests are the only limited liability company interests of Transportation issued and outstanding; all of the outstanding limited liability company interests of Transportation have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Transportation are owned by the Partnership free and clear of any Liens.

(p)           Ownership of NGL.  The Partnership is the sole member of NGL, with a limited liability company interest in NGL of 100%; such limited liability company interests are the only limited liability company interests of NGL issued and outstanding; all of the outstanding limited liability company interests of NGL have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of NGL are owned by the Partnership free and clear of any Liens.

(q)           Ownership of the LP Subsidiaries.

(i)            General Partner Interests.  BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast LP, GCP and BPP, with a general partner interest in each of Gulf Coast LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, Gulf Coast LP, GCP and BPP have been duly authorized and validly issued and such general partner interests of each of BGC, Gulf Coast LP, GCP and BPP are owned free and clear of any Liens.

(ii)           Limited Partner Interests.  BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is a limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast LP, BPP and GCP; such limited partner interests of each of BGC, Gulf Coast LP, BPP and GCP held by affiliates of the Partnership have been duly and validly authorized and issued pursuant to the respective agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, Gulf Coast LP, BPP and GCP are owned free and clear of any Liens.

(r)            Ownership of the LLC Subsidiaries and the WesPac Entities.  BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast GP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast GP LLC of 100%; BPH is a member of each WesPac Entity, with a limited liability company interest in WesPac Reno of 100%, WesPac San Diego of 50%, WesPac Austin of 75%, WesPac SJ of 75% and WesPac Memphis of 75%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

(s)           Ownership of Joint Venture Entities.  (i) BPH owns approximately 24.99% of the outstanding capital stock of West Shore; such equity interests of West Shore are owned by BPH free and clear of any Liens; (ii) BPH owns an approximate 20% limited partner interest in West TX LPG; such limited partner interests in West TX LPG are owned by BPH free and clear of any Liens; and (iii) BPH owns approximately 40% of the limited liability company interest in Muskegon; such limited liability company interest in Muskegon is owned by BPH free and clear of any Liens.

(t)            Capitalization.  The Partnership’s capital as of December 31, 2005 is as set forth in the Registration Statement, the Basic Prospectus and the Prospectus in the column entitled “Historical” under the heading “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus).  The adjustments to the Partnership’s capital as of December 31, 2005, as set forth in the Registration Statement, the Basic Prospectus and the Prospectus under the column entitled (i) “Pro Forma” under the heading “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) give effect on a pro forma basis to the debt incurred under the Credit Facility in connection with  (A) the  acquisition of a refined petroleum products terminal from affiliates of Shell Oil Products US and (B) the acquisition of a natural gas liquids pipeline from BP Pipelines (North America) Inc., and (ii) “Pro Forma As Adjusted” under the heading “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) represent the pro forma effects on the Partnership’s capital of the offer and sale of the Offered Units and the application of the estimated net proceeds from such offer and sale in the manner set forth in the Registration Statement, the Basic Prospectus and the Prospectus under the heading “Use of Proceeds” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and the other transactions described therein.

(u)           Valid Issuance of Offered Units; No Options or Preemptive Rights of Units.  The authorized partnership interests of the Partnership, including the Offered Units, and the limited partner interests represented thereby, conform in all material respects to the description thereof contained in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus; the Offered Units, and the limited partner interests represented thereby, have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

(v)           Accuracy of Disclosure.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, Basic Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Registration Statement, the Basic Prospectus and the Prospectus under the heading “Description of Limited Partnership Units” insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings “Material Tax Consequences” and “Tax Considerations” in the Registration Statement, the Basic Prospectus and the Prospectus, to the extent they relate to matters of United States federal income tax law, is accurate in all material respects.

(w)          Authority.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus, and each of the Partnership Entities have all requisite power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Closing Date and any settlement date, all action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken.

(x)            Authorization of the Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

(y)           Authorization and Enforceability of Other Agreements.

(A)                              The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(B)                                The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by MainLine Sub, and is a valid and legally binding agreement of MainLine Sub, enforceable against MainLine Sub in accordance with its terms;

(C)                                Each of the agreements of limited partnership, as amended and restated to the date hereof, of the Operating Partnerships has been duly authorized, executed and delivered by the General Partner and the Partnership, and is a valid and legally binding agreement of General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms;

(D)                               Each of the limited liability company agreements, as amended and restated to the date hereof, of Wood River, Transportation and NGL has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(E)                                 Each of the limited liability company agreements, as amended and restated to the date hereof, of each of the LLC Subsidiaries has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and legally binding agreement of the parties thereto, enforceable against it in accordance with its terms;

(F)                                 Each of the agreements of limited partnership, as amended and restated to the date hereof, of the LP Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against each of them in accordance with its terms; and

(G)                                Each of the Transaction Documents has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms;

provided that, with respect to each agreement described in clause (y) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.  The agreements described in clause (y)(A) through (G) above are sometimes referred to herein individually as an “Operative Document” and collectively as the “Operative Documents.”

(z)            Investment Company Act.  None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aa)         Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement or in the Transaction Documents, except such as (i) have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated herein and in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (ii) have been, or prior to the Closing Date will be, obtained (other than such Consents (A) as may be required in connection with the acquisition of the NGL Assets as contemplated under the NGL Purchase Agreement, which Consents have been obtained prior to the consummation of such transactions or are expected, in the reasonable judgment of the General Partner, to be obtained in the ordinary course of business subsequent to the consummation of the acquisition of the NGL Assets and (B) which would, if not obtained, individually or in the aggregate, have a Material Adverse Effect) or (iii) have been disclosed in the Registration Statement, the Basic Prospectus and the Prospectus.

(bb)         Absence of Defaults and Conflicts.  None of (i) the offer, issue and sale of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the General Partner and the Partnership or the Transaction Documents by the Partnership Entities party thereto, (iii) the consummation of the transactions contemplated by this Agreement or the Transaction Documents, or (iv) the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties and, solely with respect to clause (B), except for such conflict, breach, violation or default that would not have a Material Adverse Effect.

(cc)         Absence of Registration Rights.  No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement.

(dd)         Adequacy of Financial Statements.  The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary historical financial and operating data set forth under the caption “Summary Historical Financial and Operating Information” in the Registration Statement, the Basic Prospectus and the Prospectus (or similar sections or information in any Permitted Free Writing Prospectus) fairly present in all material respects, on the basis stated in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, the information included therein.

(ee)         Adequacy of Books, Records and Accounts.  The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects.

(ff)           Absence of Violations and Defaults.  None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable.

(gg)         Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(hh)         Tax Returns and Payment.  Each of the Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ii)           Absence of Labor Disputes.  No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(jj)           Adequacy of Insurance.  Each of the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring any of the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(kk)         No Restrictions on Distributions.  No Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such subsidiary from the General Partner or the Partnership or from transferring any of such subsidiary’s property or assets to the General Partner or the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Registration Statement, the Basic Prospectus and the Prospectus and (ii) upon an event of default under the Credit Facility.

(ll)           Possession of Licenses and Permits.  Each of the Partnership Entities possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failures to possess that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(mm)       Adequacy of Internal Controls.  Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General

Partner’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn)         Absence of Material Weakness.  The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(oo)         Absence of Stabilization.  None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(pp)         Compliance with Environmental Regulations.

(i)            Each of the Partnership Entities (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Registration Statement, the Basic Prospectus and the Prospectus and for the Quanta Resources

Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)           In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus.

(qq)         Compliance with ERISA.  Each of the Services Company, and the General Partner, the Partnership and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company, the General Partner, the Partnership and the Subsidiaries are eligible to participate and each such plan (excluding any multiemployer plan, as defined in section 3(37) of ERISA, that is not sponsored or maintained by Services Company, the General Partner, the Partnership or the Subsidiaries) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(rr)           Significant Subsidiaries.  The subsidiaries listed on Annex B attached hereto are the only significant subsidiaries of the General Partner or the Partnership as defined by Rule 1-02 of Regulation S-X.

(ss)         Possession of Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, to be conducted.

(tt)           Absence of Conflict of Interest.  Except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other Underwriter and (ii) intends to use any of the proceeds from the sale of the Offered Units hereunder to repay any outstanding debt owed to any affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other Underwriter.

(uu)         Related Party Transactions.  No relationship, direct or indirect, exists between or among any Partnership Group on the one hand, and the securityholders, customers or suppliers of any of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Registration Statement, the Basic Prospectus and the Prospectus and which is not so described.

(vv)         No Material Adverse Change; No Business Interruptions.  Except as described in the Registration Statement, the Basic Prospectus and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, (i) none of the Partnership Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Partnership Entities, taken as a whole; (ii) none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Partnership Entities, taken as a whole; (iii) there has not been any material change in the partners’ equity or capital stock or long-term debt of the Partnership, the Subsidiaries or the General Partner; and (iv) there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership Entities, taken as a whole.

(ww)       Validity of Data.  Any statistical and market-related data included in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(xx)          Title to Property.  Each of the Partnership Entities has good and marketable title to all property (real and personal) described the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

(yy)         Rights-of-Way.  Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, subject to such qualifications as may be set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the Basic Prospectus and the Prospectus; and, except as described in the Registration Statement, the Basic Prospectus and the Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

(zz)          No Legal Actions or Violations.  Except as described in the Registration Statement, the Basic Prospectus and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, (C) could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement or any of the Transaction Documents.

(aaa)       Lock-Up Agreements.  The Partnership has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (the “Lock-Up Agreements”), of each of the Partnership’s significant unitholders and the General Partner’s directors and officers as set forth on Exhibit A-1; the Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(bbb)      FCPA.  None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the

Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ccc)       Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(ddd)      OFAC.  None of Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the General Partner or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Units shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants.  The Partnership and General Partner hereby agree:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Units); and to promptly advise you of the receipt by the Partnership or General Partner of any notification with respect to the suspension of the qualification of the Offered Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d)           if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Offered Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)           if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Offered Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Partnership is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Partnership shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Partnership shall take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)            to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(g)           subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement, if any, required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(h)           to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)            if at any time following the issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Offered Units) or the Prospectus or any Pre-Pricing Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Partnership will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(j)            to make generally available to its security holders an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act);

(k)           to furnish to you two (2) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(l)            Intentionally omitted.

(m)          to apply the net proceeds from the sale of the Offered Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(n)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered Units on any securities exchange or qualification of the Offered Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Offered Units by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Offered Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Partnership’s other obligations hereunder;

(o)           to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(p)           beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of Merrill Lynch, not to offer, sell, contract to sell, pledge, grant any options or warrants to purchase units or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units or any securities convertible into, or exercisable, or exchangeable for, Units; or publicly announce an intention to effect any such transaction, provided, however, that the Partnership may (i) issue Units to sellers of terminalling facilities or pipelines in connection with acquisitions by the Partnership, provided that Merrill Lynch, Pierce, Fenner & Smith Incorporated have received similar lock-up agreements from such sellers, (ii) issue Units to the Partnership’s option holders upon exercise of options granted under the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan, and (iii) issue options pursuant to the Partnership’s Amended and Restated Unit Option and Distribution Equivalent Plan not exercisable during the Lock-Up Period, provided, however, that if (a) during the last seventeen (17) days of the of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the material news or material event occurs, unless Merrill Lynch waives, in writing, such extension;

(q)           except as required by law, prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Subsidiary, or the offering of the Offered Units, without your prior consent;

(r)            not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Offered Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Prospectus;

(s)           not to, and to cause the Partnership Entities not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units;

(t)            to use its best efforts to cause the Offered Units to be listed and to maintain the listing of the Units, including the Offered Units, on the NYSE; and

(u)           to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Units.

5.             Reimbursement of Underwriters’ Expenses.  If the sale of the Offered Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of any of the General Partner and the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the General Partner and the Partnership will reimburse the Underwriters severally through Merrill Lynch on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Units.

6.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership and the General Partner on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership and the General Partner of its obligations hereunder and to the following additional conditions precedent:

(a)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins L.L.P. and Morgan, Lewis & Bockius LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Merrill Lynch, in the form set forth in Exhibit B hereto.

(b)           Intentionally omitted.

(c)           You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to Merrill Lynch, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Merrill Lynch.

(e)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f)            The Registration Statement and any registration statement required to be filed, prior to the sale of the Offered Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)           Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           The General Partner will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Senior Vice President - Finance and Chief Financial Officer and its Senior Vice President - Administration and General Counsel, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(i)            You shall have received each of the signed Lock-Up Agreements referred to in Section 4(p) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(j)            The Partnership and the General Partner shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(k)           The Offered Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l)            The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Merrill Lynch, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration

Statement, the Basic Prospectus, the Pricing Information, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership Entities taken as a whole, the effect of which change or development is, in the sole judgment of Merrill Lynch, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Pricing Information, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of Merrill Lynch, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Pricing Information, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement (beyond announcements made prior to the date of this Agreement) shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If Merrill Lynch elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Offered Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Intentionally omitted.

9.             Indemnity and Contribution.

(a)           The Partnership and the General Partner, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership or the General Partner expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership or the General Partner expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Intentionally omitted.

(c)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership and the General Partner, their directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership and the General Partner or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership and the General Partner expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership, the General Partner or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (c), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any

Proceeding effected without its written consent but, if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered Units.  The relative fault of the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)            The Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection 9(d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(g)           The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership and the General Partner contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership and the General Partner’s directors or officers or any person who controls the Partnership and the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered Units.  The Partnership, the General Partner and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership and the General Partner, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Offered Units, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.           Information Furnished by the Underwriters.  The statements set forth in the fourth paragraph on the cover page of the Prospectus and the statements set forth in the sixth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attention: Syndicate Department and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership and the General Partner at the offices of the Partnership at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: General Counsel.

12.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership and the General Partner each consent to the jurisdiction of such courts and personal service with respect thereto.  The Partnership and the General Partner each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its membership interest holders and affiliates and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Partnership and the General Partner each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership or the General Partner is or may be subject, by suit upon such judgment.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Partnership and the General Partner and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           No Fiduciary Relationship.  The Partnership and the General Partner each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities.  The Partnership and the General Partner each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership or the General Partner, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership or the General Partner, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership and the General Partner each hereby confirm their understanding and agreement to that effect.  The Partnership, the General Partner and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership or the General Partner regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership or the General Partner.  The Partnership and the General Partner hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership or the General Partner may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership or the General Partner in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Partnership and the General Partner and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s, the General Partner’s and any of the Underwriters’ respective businesses and/or assets.

 [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership, the General Partner and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership, the General Partner and the Underwriters, severally.

Very truly yours,

Buckeye GP LLC,
a Delaware limited liability company

By:
        Name:     Stephen C. Muther
        Title:       Senior Vice President
                        Administration, General Counsel
                        and Secretary

Buckeye Partners, L.P.,
a Delaware limited partnership

By:    Buckeye GP LLC,
        its general partner

By:
        Name:     Stephen C. Muther
        Title:       Senior Vice President
                        Administration, General Counsel
                        and Secretary

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
        Name:
        Title:

By:
        Name:
        Title:

SCHEDULE A

Underwriter	Number of Firm Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,500,000

Total	1,500,000

SCHEDULE B

Permitted Free Writing Prospectuses

SCHEDULE C

	Number of Firm Units	Number of Additional Units
Partnership	1,500,000	225,000

Total	1,500,000	225,000

ANNEX A

Jurisdictions

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Partners, L.P. (the “Partnership”)	Delaware	None
Buckeye GP LLC (the “General Partner”)	Delaware	Connecticut Florida Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Texas
Buckeye NGL Pipe Lines LLC (“NGL”)	Delaware	Colorado Kansas
Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”)	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Washington
Buckeye Pipe Line Holdings, L.P. (“BPH”)	Delaware	Illinois
Everglades Pipe Line Company, L.P. (“Everglades”)	Delaware	Florida
Laurel Pipe Line Company, L.P. (“Laurel”)	Delaware	New Jersey Pennsylvania

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Wood River Pipe Lines LLC (“Wood River”)	Delaware	Illinois Indiana Missouri Ohio
Buckeye Pipe Line Transportation LLC (“Transportation”)	Delaware	New Jersey New York Pennsylvania
Buckeye Terminals, LLC (“BT”)	Delaware	Illinois Indiana Michigan Missouri New York Ohio Pennsylvania
Norco Pipe Line Company, LLC (“Norco”)	Delaware	Illinois Indiana Iowa Ohio
Buckeye Gulf Coast Holdings I, LLC (“BGC I”)	Delaware	Texas Louisiana
Buckeye Gulf Coast Holdings II, LLC (“BGC II”)	Delaware	None
Ferrysburg Terminal, LLC (“Ferrysburg”)	Delaware	Michigan
Gulf Coast/Products GP Holding LLC (“Gulf Coast GP LLC”)	Delaware	Texas
Buckeye Gulf Coast Pipe Lines, L.P. (“BGC”)	Delaware	New York Louisiana Texas
Buckeye Products Pipe Line, L.P. (“BPP”)	Delaware	Texas
Gulf Coast Pipe Line, L.P. (“GCP”)	Delaware	Texas

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Gulf Coast/Products GP Holding L.P. (“Gulf Coast LP”)	Delaware	Texas
West Texas LPG Pipeline, L.P. (“West TX LPG”)	Texas	None
West Shore Pipe Line Company (“West Shore”)	Delaware	Illinois Indiana Oklahoma Wisconsin
Muskegon Pipeline LLC (“Muskegon”)	Delaware	Indiana Michigan
Buckeye Pipe Line Services Company (“Services Company”)	Pennsylvania	California Connecticut Florida Illinois Indiana Louisiana Massachusetts Michigan Missouri New Jersey New York Ohio Texas

ANNEX B

Significant Subsidiaries

Buckeye Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Everglades Pipe Line Company, L.P.

Wood River Pipe Lines, LLC

Buckeye Pipe Line Transportation LLC

Buckeye NGL Pipe Lines LLC

EXHIBIT A

Lock-Up Agreement

March 1, 2006

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), among Buckeye GP LLC, a Delaware limited liability company (“the General Partner”), Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), and you as the representative of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of units representing limited partner interests (the “Units”) of the Partnership.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any securities of the Partnership or any securities convertible into or exercisable or exchangeable for such securities, or publicly announce an intention to effect any such transaction, for a period of ninety (90) days after the date of the Underwriting Agreement, other than securities disposed of as bona fide gifts approved by the Representatives provided that the Representatives receive a similar lock-up agreement from the recipient of the bona fide gift and, with respect to Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”) units representing limited partner interests in the Partnership sold in connection with the liquidation of employee accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan at or about the time such person ceases to be an employee of Services Company.

Notwithstanding the above, if (a) during the last seventeen (17) days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event

A-1

relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the material news or material event, unless the Representatives waive, in writing, such extension.

If for any reason the Underwriting Agreement has been executed and the obligations set forth in the second paragraph hereof have become effective, and the Underwriting Agreement is thereafter terminated by the Underwriters prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

A-2

EXHIBIT A-1

LIST OF BUCKEYE OFFICERS, DIRECTORS AND
SIGNIFICANT UNITHOLDERS SUBJECT TO LOCK UP AGREEMENTS

Buckeye Partners, L.P. (pursuant to Underwriting Agreement)

Buckeye GP LLC (pursuant to Underwriting Agreement)

Buckeye Pipe Line Services Company—Significant Unitholder

MainLine Sub LLC—Affiliate Unitholder

William H. Shea, Jr.—Chairman of the Board, President and Chief Executive Officer

Brian F. Billings—Director

Michael B. Hoffman—Director

Edward F. Kosnik—Director

Joseph A. LaSala, Jr.—Director

David M. Leuschen—Director

Jonathan O’Herron—Director

Frank S. Sowinksi—Director

Stephen C. Muther—Senior VP—Administration, General Counsel and Secretary

Robert B. Wallace—Senior VP—Finance and Chief Financial Officer

Andrew W. Ward—Director

Eric Gustafson—Senior VP—Operations and Technology

A-1-1

EXHIBIT B

COMBINED OPINION OF VINSON & ELKINS L.L.P. AND MORGAN LEWIS & BOCKIUS LLP

[date]

Merrill Lynch, Pierce, Fenner & Smith Incorporated
   as Managing Underwriter
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

[NB: V&E to provide entry/exit language to be inserted into this exhibit]

(i)            Each of the General Partner, Wood River, MainLine Sub, Transportation and NGL has been duly formed, and each of the General Partner, Wood River, MainLine Sub and Transportation is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus, the Prospectus, and the Permitted Free Writing Prospectus attached hereto as Annex A, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership as the general partner thereof and to perform its obligations under this Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A of the Underwriting Agreement.

(ii)           Services Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Free Writing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity’s name on Annex A of the Underwriting Agreement.

(iii)          The Partnership has been duly formed, and each of the Partnership, the Operating Partnerships and the LP Subsidiaries is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Registration Statement, the

Basic Prospectus and the Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and to incur and perform its obligations under this Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity’s name on Annex A of the Underwriting Agreement.

(iv)          Each of the LLC Subsidiaries is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Registration Statement, the Basic Prospectus and the Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity’s name on Annex A of the Underwriting Agreement.

(v)           All of the outstanding membership interests of the General Partner are owned by MainLine Sub; to such counsel’s knowledge, such membership interests of the General Partner are owned by MainLine Sub free and clear of any Liens, except for the pledge of such membership interests in connection with the MainLine Loan; all of the outstanding membership interests in MainLine Sub are owned by MainLine L.P.; to such counsel’s knowledge, such membership interests of MainLine Sub are owned by MainLine L.P. free and clear of any Liens, except for the pledge of such membership interests in connection with the MainLine Loan; 16.75% of the outstanding limited partner interests in MainLine L.P. are owned by certain members of senior management of the General Partner (or trusts for the benefit of their families) and 83.25% of the outstanding limited partner interests are owned by Carlyle/Riverstone BPL Holdings II, L.P., a Delaware limited partnership; to such counsel’s knowledge, such limited partner interests of MainLine L.P., owned by Carlyle/Riverstone BPL Holdings II, L.P., are owned by such limited partners free and clear of any Liens.

(vi)          The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of approximately 1%, which is represented by 243,914 units representing general partner interests; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and, to such counsel’s knowledge, such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens.

(vii)         The limited partners of the Partnership hold Units, including the Offered Units, in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented by 35,487,348 publicly-traded Units and 2,359,098 Units owned by Services Company and 80,000 Units owned by MainLine Sub; such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel’s knowledge, the Units owned by Services Company are owned free and clear of any Liens, except for the pledge of such Units in connection with the ESOP Notes and, to such counsel’s knowledge, the Units owned by MainLine Sub are owned free and clear of any Liens.

(viii)        The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of approximately 1%; such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens.

(ix)           The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to such counsel’s knowledge, such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

(x)            The Partnership is the sole member of Wood River, Transportation and NGL, with a limited liability company interest in Wood River, Transportation and NGL of 100%; all of the outstanding limited liability company interests of Wood River, Transportation and NGL have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Act (the “DLLCA”) and, to such counsel’s knowledge, such limited liability company interests of Wood River, Transportation and NGL are owned by the Partnership free and clear of any Liens.

(xi)           BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast LP, GCP and BPP, with a general partner interest in each of Gulf Coast LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, Gulf Coast LP, GCP and BPP have been duly authorized and validly issued and, to such counsel’s knowledge, such general partner interests of each of BGC, Gulf Coast LP, GCP and BPP are owned free and clear of any Liens.

(xii)          BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast LP, BPP and GCP; such limited partner interests of each of BGC, Gulf Coast LP, BPP and GCP held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel’s knowledge, all such limited partner interests of each of BGC, Gulf Coast LP, BPP and GCP are owned free and clear of any Liens.

(xiii)         BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast GP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast GP LLC of 100%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the DLLCA), and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

(xiv)        The authorized partnership interests of the Partnership, including the Offered Units, conform in all material respects to the description thereof contained in the Registration Statement, the Basic Prospectus and the Prospectus.

(xv)         The Offered Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights except as provided in Section 18.1 of the Partnership Agreement; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of the certificates for the Offered Units conforms in all material respects to the requirements of the Partnership Agreement; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or, to such counsel’s knowledge, other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Registration Statement, the Basic Prospectus and the Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding, except as provided in Section 18.1 of the Partnership Agreement.

(xvi)        The Registration Statement, the Basic Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Basic Prospectus and the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated by the Underwriting Agreement have been satisfied; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated by the Underwriting Agreement complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which we express no opinion).

(xvii)       To the knowledge of such counsel, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, and to such counsel’s knowledge, there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement, the Basic Prospectus or Final Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

(xviii)      The statements included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus under the headings “Description of Limited Partnership Units,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects; and the discussions under the headings “Material Tax Consequences” and “Tax Considerations” in the Registration Statement, the Basic Prospectus and the Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

(xix)         The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Act.

(xx)          The Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner, on behalf of the Partnership.

(xxi)         None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Registration Statement, the Basic Prospectus and the Prospectus, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxii)        No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Offered Units or consummation of the transactions contemplated in this Agreement, except such as (A) have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, the Basic Prospectus and the Prospectus or (B) have been, or prior to the Closing Date will be, obtained (other than such consents, approvals, authorizations, filings or orders that would, if not obtained, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the General Partner, the Partnership and their subsidiaries, taken as a whole).

(xxiii)       None of (A) the offer, issue or sale of the Offered Units, nor the consummation of any other of the transactions contemplated in this Agreement, (B) the execution, delivery or performance of this Agreement by the General Partner or the Partnership Entities by the parties thereto or the consummation of the transactions contemplated by this Agreement, or (C) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the formation, organizational or governing documents of any of the Partnership Entities, (2) to such counsel’s knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or the ESOP Notes (in each case, excluding any financial tests) or (3) any statute, law, rule, regulation, and, to such counsel’s knowledge, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties which violation or default would have a Material Adverse Effect.

(xxiv)       None of the execution, delivery or performance of the Transaction Documents by the Partnership Entities party thereto or the consummation of the transactions contemplated therein, will conflict with, result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to (1) the formation, organizational or governing documents of the Partnership Entities, or (2) the terms of the Credit Facility, the Partnership’s outstanding $300 million 4 5/8% Notes due 2013, the Partnership’s outstanding $275 million 5.300% Notes due 2014, the Partnership’s outstanding 6¾ % Notes due 2033, or the Partnership’s outstanding $125 million 5.125% Notes due 2017 (in each case excluding any financial tests), in each case, which violation or default would have a Material Adverse Effect.

(xxv)        To such counsel’s knowledge, no person has the right to require the registration under the Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated hereby or otherwise.

(xxvi)       The Partnership has all requisite power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Basic Prospectus and the Prospectus, and each of the Partnership Entities has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Closing Date and any settlement date, all partnership action required to be taken by the Partnership or any of its unitholders for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken.

(xxvii)      Each of the Transaction Documents has been duly authorized, executed and delivered by each of the Partnership Entities parties thereto.

(xxviii)     Each of the Operative Documents set forth in Section 1(y)(A)-(D) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

We have participated in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs (xiv) and (xviii) above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (as defined below), as of the Applicable Time (as defined below), when taken together with the Pricing Information (as defined below”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph 2 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

EXHIBIT C

OFFICERS’ CERTIFICATE

Each of the undersigned officers of Buckeye GP LLC, a Delaware limited liability company (the “General Partner”), on behalf of the Partnership, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated March 1, 2006 (the “Underwriting Agreement”) among the Partnership, the General Partner and, on behalf of the several Underwriters named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, that as of March 7, 2006:

1                                          He has reviewed the Registration Statement, the Basic Prospectus, the Prospectus and each Permitted Free Writing Prospectus.
2                                          The representations and warranties of the General Partner and Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3                                          The General Partner and Partnership have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4                                          The conditions set forth in Section 6(g) of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this
        day of                      , 2006.

Name:	Robert B. Wallace
Title:	Senior Vice President — Finance and Chief Financial Officer

Name:	Stephen C. Muther
Title:	Senior Vice President — Administration, General Counsel and Secretary

C-1